EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN UNITED GLOBAL, INC.


     American United Global, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated May 1, 2001, duly adopted resolutions proposing and declaring advisable a reverse stock split of the Common Stock outstanding and recommending that such proposal be submitted to the stockholders of the Corporation for their consideration, action and approval.

     SECOND: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated August 4, 1998, duly adopted resolutions proposing and declaring advisable a reduction in the Corporation's authorized capital stock, authorized common stock, and the removal of classifications among the common stock of the Corporation and recommending that such proposal be submitted to the stockholders of the Corporation for their consideration, action and approval.

     THIRD: That thereafter, pursuant to resolution of the Board of Directors, a majority of the outstanding stock of the Corporation entitled to vote thereon, acting at a meeting of stockholders of the Corporation on August 28, 2001 at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the aforesaid proposals and the amendment to the Certificate of Incorporation of the Corporation to effectuate the reverse stock split and reduction of authorized capital as set forth below.

     FOURTH: That pursuant to the proposal for the reverse stock split approved by the stockholders of the Corporation, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated December 7, 2001, declared a 1-for-25 reverse stock split effective upon the filing of this certificate of amendment.

     FIFTH: That Article "FOURTH" of the Certificate of Incorporation of this Corporation is amended in its entirety as follows:

     "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 42,700,000 shares consisting of:

          a) 40,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"); b) 1,200,000 shares of Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"); and c) 1,500,000 shares of Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock").

                                     PART A
                                  COMMON STOCK

1.  GENERAL.

          (a) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other. No dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.


          (b) Except for and subject to those rights expressly granted to the holders of the Series A or Series B Preferred Stock (sometimes collectively referred to as the "Preferred Stock"), or except as may be provided herein or by the Delaware General Corporation Law, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation,
               (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefore, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

          (c) In the event that the holder of any share of Common Stock shall receive any payment of any dividend on, liquidation of, or other amounts payable with respect to, any shares of Common Stock, which he is not then entitled to receive, he will forthwith deliver the same to the holders of shares of the Preferred Stock (as their respective interests may appear), as the case may be, in the form received, and until it is so delivered will hold the same in trust for such holders.

2. VOTING RIGHTS.

     Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by the holder, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the
Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, with respect to the Series A and Series B Preferred Stock or otherwise.

                                     PART B
                            SERIES A PREFERRED STOCK

3. DIVIDENDS.

     In each year the holders of shares of the Series A Preferred Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Common Stock in such year, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends in cash at the rate of $0.125 per annum per share, and no more, payable monthly at the rate of $.0104166 per share (except that the first dividend payment shall be an amount equal to accumulated dividends from the date of initial issuance at the rate of 12.5% per annum), on the first day of each month in each year, commencing on the first such date which occurs after the date of the initial issuance of the Series A Preferred Stock (each of the periods commencing on the first day of each such month, respectively including the period commencing with the date of initial issuance, being hereinafter called a "Dividend Period"). Dividends on the Series A Preferred Stock shall be cumulative from the date on which payment is made on account of the initial issue of such stock (whether or not there shall be surplus of the Corporation legally available for the payment of such dividends), so that, if at any time Full Cumulative Dividends (as defined in Section 5 of this Part B) upon the Series A Preferred Stock to the end of the last completed Dividend Period shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid, but without interest, or dividends in such amount shall be declared on the shares of Series A Preferred Stock and a sum sufficient for the payment therefore shall be set aside for such payment, before any sum or sums shall be set aside for or applied to the purchase or redemption of the Common Stock or upon any shares of any other class of stock ranking as to dividends or upon liquidation junior to the Series A Preferred Stock and before any dividend shall be declared or paid or any other distribution ordered or made upon any of the Common Stock or upon any shares of any other class of stock ranking as to dividends junior to the Series A Preferred Stock.


4. RIGHTS ON LIQUIDATION, DISSOLUTION OR WINDING UP

     In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from stated capital, capital surplus, earned surplus or other amounts, before any payment shall be made to the holders of any Common Stock, an amount equal to $1.00 per share plus an amount equal to Accrued Dividends (as defined in Section 5 of this Part B). If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay to the holders of shares of Series A Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any liquidation, dissolution or winding up of the Corporation after payment shall have been made to the holders of shares of Series A Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of any shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Series A Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

5. VOTING RIGHTS.

          (a) Except as otherwise provided herein for the election of directors or as required by the Delaware General Corporation Law, the holders of shares of Series A Preferred Stock all have the right to vote, together with the holders of all the outstanding shares of Common Stock and not by classes, on all matters on which holders of Common Stock shall have the right to vote. The holders of shares of Series A Preferred Stock shall have the right to cast one vote for each share of Series A Preferred Stock, with any fractions (after aggregating all shares of Series A Preferred Stock owned beneficially or of record by each holder) rounded to the next full vote.

          (b) Whenever holders of Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of all outstanding Series A Preferred Stock entitled to vote thereon.

6. REDEMPTION.

          (a)  So  long  as  any  shares  of  Series  A   Preferred   Stock  are
               outstanding, the Corporation may, at the option of the Board of Directors, at any time or from time to time redeem the whole or any part of such Series A Preferred Stock pursuant to the provisions hereof. The aggregate number of shares of Series A Preferred Stock which may be redeemed at any one time shall be at least one hundred thousand (100,000) or any integral multiple thereof. Any redemption pursuant to this Section 4 shall be at a redemption price equal to $1.00 per share (payable in cash or other consideration as the Corporation and the holders of a majority of the Series A Preferred Stock may agree), plus an amount equal to Accrued Dividends on the shares of Series A Preferred Stock being redeemed. If less than all the shares of Series A Preferred Stock at any time outstanding shall be called for redemption, the redemption shall be made pro rata with respect to such shares and in such manner as may be prescribed by resolution of the Board of Directors approved by such vote as aforesaid in this paragraph 6(a). The date of each such redemption is herein referred to as a "Redemption Date."

          (b) Notice of every redemption pursuant to this paragraph 6 shall be sent by registered or certified mail, postage prepaid, to the holders of record of the shares of Series A Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be deposited in the United States mail not less than ten (10) days in advance of the Redemption Date. The holders of the shares of Series A Preferred Stock to be redeemed shall surrender to the Corporation any certificates for the shares of Series A Preferred Stock so redeemed; PROVIDED, that on and after the Redemption Date all rights of the holders of shares of Series A Preferred Stock as stockholders of the Corporation with respect to those shares of Series A Preferred Stock to be redeemed, except the right to receive the redemption price, shall cease and terminate and the shares designated for redemption shall no longer be outstanding whether or not the certificates for the shares so redeemed have not been received by the Corporation.

1. DEFINITIONS.

          (a) The term " Accrued Dividends" with respect to the Series A Preferred Stock shall mean Full Cumulative Dividends to the date as of which accrued dividends are to be computed, less the amount of all dividends theretofore paid upon the relevant shares of Series A Preferred Stock.

          (b)  The  term  "Full  Cumulative   Dividends"  with  respect  to  the
               Preferred Stock shall mean (whether or not in any Dividend Period, or any part thereof, with respect to which such term is used there shall have been stated capital, capital surplus, or earned surplus of the Corporation legally available for the payment of such dividends) that amount which shall be equal to dividends at the full rate fixed for the Series A Preferred Stock as provided herein for the period of time elapsed from the date of issuance thereof to the date as of which Full Cumulative Dividends is to be computed.

                                     PART B
                            SERIES B PREFERRED STOCK


     Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Series B Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law.

                                     PART C
                               REVERSE STOCK SPILT

     Upon the filing and effectiveness (the "Effective Time") of this certificate pursuant to the Delaware General Corporation Law, each 25 shares of the Common Stock, $.01 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.01 par value per share (the "New Common Stock"), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification rather fractional shares resulting from the reverse stock split will be aggregated for each holder and rounded up to the next number of whole shares of New Common Stock. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification."

     SIXTH: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, American United Global, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed in accordance with Section 103 of the General Corporation Law of the State of Delaware this 17th day of December, 2001.


                          AMERICAN UNITED GLOBAL, INC.



                                           BY:      /s/ Robert M. Rubin
                                                    Robert M. Rubin, Chairman
                                           Chief Executive Officer and President